NON-NEGOTIABLE **PROMISSORY NOTE**

$125,000.00 Dated: As of July 1, 2005

FOR VALUE RECEIVED, the undersigned, COMPLIANCE SYSTEMS CORPORATION, a Delaware corporation with its principle offices at 90 Pratt Oval, Glen Cove, New York 11542 (hereinafter referred to as "Borrower"), hereby promises to pay to ALISON GARFINKEL, with an address at 255 Piping Rock Road, Old Brookville, NY 11545 ("Lender"), or at such other place as the Lender may designate in writing, the principal sum of One Hundred and Twenty-Five Thousand Dollars *($125,000.00)* together with interest on the unpaid principal balance from the date hereof.

Interest. Interest shall be paid upon the unpaid principal balance of this Note at a rate of twelve percent (12%) per annum.

Payments. Borrower shall make a payment of all interest and all principal on January 10, 2007 (the "Maturity P--t--").

Computation of Interest. The interest payable under this Note shall be computed on the basis of a 360 day year for the actual number of days elapsed.

Notices. Any notice to the Borrower as provided in this Promissory Note shall be deemed to have been duly given and effective on delivery, if hand delivered, or two business days after mailing, if mailed, postage prepaid, return receipt requested to the address of the Borrower stated in the first paragraph of this Promissory Note or to such other address as the Borrower may designate in writing to the Holder from time to time.

Prepayment. This Promissory Note may be prepaid at any time without penalty.

Presentment; Waiver of Jury Trial; Legal Fees. The makers, endorsers and guarantors of this Note hereby waive presentment for payment, demand, notice of non-payment and dishonor, protest, and notice of protest and waive trial by jury in any action or proceeding arising on, out of, under or by reason of this Promissory Note. In the event the Lender commences an action or proceeding to enforce the obligations under this Promissory Note, and Lender is successful in such action, the Borrower shall reimburse Lender all costs and expenses of such action, including reasonable attorney's fees and disbursements, title charges and other expenses, which shall be added to the amount due under this Promissory Note and recoverable with the amount due under this Promissory Note.

Usury. If any law which is applicable to this Promissory Note and which sets maximum charges, is finally interpreted so that the interest and other charges hereunder exceed the permitted limits, then (i) any such charges shall be reduced by the amount necessary to reduce such charges to the legal limit; and (ii) any sums already collected from Borrower which exceed the permitted limits will be refunded to Borrower or applied to reduction of principal, at Lender's option.

NON-NEGOTIABLE PROMISSORY NOTE

     Amendments. No amendments or modifications of this Note shall be deemed effective unless in writing and signed by the Lender.

     Applicable Law, Successors and Assigns. This Promissory Note shall be binding upon Borrower, its legal representatives, successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York. In the event any provision of this Promissory Note shall be deemed unenforceable, the remaining provisions shall remain in full force and effect.

     Submission to Jurisdiction. Any action or proceeding with respect to this Promissory Note may be brought in the Courts of the State of New York or the United States District Courts for the Eastern Districts of New York, and Lender hereby accepts generally and unconditionally, the jurisdiction of such courts. Borrower hereby irrevocably waives with respect to such action or proceeding (x) trial by jury; (y) any objection, including, without limitation any objection with respect to venue or forum ~ conveniens which it may now or hereafter have to the bringing of such action or proceeding, and (z) the right to interpose any setoff, non-compulsory counterclaim or cross-claim.

     Service of Process. Borrower hereby irrevocably consents to the service of process in any action or proceeding by the mailing by certified mail, return receipt requested, postage prepaid, to the Borrower at the addressCOMPLIANCE provided for herein. Nothing herein shallS' affect the right of Lender to serve process in any other matter permitted by applicable law.

By:
Name:	J3ai~As'1. Brookstein
Title:	Chief Financial Officer

The following wholly-owned subsidiaries of Compliance Systems Corporation hereby guaranty payment of all obligations due under this Promissory Note:

NON-NEGOTIABLE PROMISSORY NOTE

NY432481.2 66666633333 08/23/2005 mr
CALL COMPLIANCE,
By:		(?>~.i
Name: BarI~( Brookstein
	Title:	Chief Financial Officer

CALL COMPLIANCE. COb&~*Il~.
(Q~\)
By:
Name:	Bari%~VBrookstein
Title:	Chief ~Piiiancial Officer